EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RTI International Metals, Inc. (the “Company”) on Form 10-K/A for the period ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William T. Hull, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report on Form 10-K/A of the Company for the fiscal year ended December 31, 2012 (“the Report”) which this certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ WILLIAM T. HULL
William T. Hull Senior Vice President and Chief Financial Officer (principal accounting officer)

November 12, 2013

* This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.